1776 LINCOLN STREET, SUITE 1100

DENVER, COLORADO 80203 - 1080

303/861 - 8140

FAX 303/861 - 0934

April 1, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      St. Mary Land & Exploration Company
         File No. 0-20872

Ladies and Gentlemen:

         Transmitted herewith is St. Mary Land & Exploration Company's Proxy
Statement submitted on Schedule 14A. The Company intends to send the Proxy
Statement to its Shareholders' on or about April 15, 2002.

Very truly yours,

/s/ RICHARD C. NORRIS

Richard C. Norris
Vice President - Finance,
Secretary and Treasurer

                         SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities and
                              Exchange Act of 1934

Filed by the Registrant                         [ X ]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:

 [   ] Preliminary Proxy Statement
 [   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 [ X ] Definitive Proxy Statement
 [   ] Definitive Additional Materials
 [   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                       ST. MARY LAND & EXPLORATION COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

 [ X ] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          -------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          -------------------------------------------------------

     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          -------------------------------------------------------

     5)   Total fee paid:

          -------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.

 [   ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          -------------------------------------------------------

     2)   Form, Schedule or Registration Statement Number:

          -------------------------------------------------------

     3)   Filing party:

          -------------------------------------------------------

     4)   Date filed:

          -------------------------------------------------------

1776 LINCOLN STREET, SUITE 1100

DENVER, COLORADO 80203 - 1080

303/861 - 8140

FAX 303/861 - 0934

                                                                April 12, 2002

Dear Stockholder:

         You are cordially invited to attend the 2002 annual meeting of stockholders, which will be held in the Tabor-Stratton Room of the Brown Palace
Hotel, 321 Seventeenth Street, Denver, Colorado on Wednesday, May 22, 2002 at
3:00 p.m. local time.

         At the meeting you and the other stockholders will vote on the election of nine directors and approval of an amendment to the certificate of incorporation to authorize the issuance of up to a total of 5,000,000 shares of preferred stock. You will also have the opportunity to hear reports on St.
Mary's operations and to ask questions of general interest. You can find other detailed information about the meeting in the accompanying proxy statement, and can find detailed information about St. Mary in the enclosed annual report.

         Please complete and sign the enclosed proxy card and return it promptly in the accompanying envelope, or use the telephone or Internet voting systems described on the proxy card. This will ensure that your shares are represented at the meeting even if you cannot attend.

         Thank you for your cooperation in returning your proxy card or voting by telephone or the Internet as promptly as possible. We hope to see many of you at our meeting in Denver.

                                                        Very truly yours,

                                                        /s/ THOMAS E. CONGDON

                                                        Thomas E. Congdon
                                                        Chairman

                     St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203

        -----------------------------------------------------------------

                    Notice of Annual Meeting of Stockholders
        -----------------------------------------------------------------

                                                             May 22, 2002

To All Stockholders:

         The 2002 annual meeting of the stockholders of St. Mary Land &
Exploration Company will be held in the Tabor-Stratton Room of the Brown Palace
Hotel, 321 Seventeenth Street, Denver, Colorado on Wednesday, May 22, 2002 at
3:00 p.m. local time. The purposes of the meeting are:

         1.   To elect nine directors to serve during the next year,
         2.   To vote on an amendment to the certificate of incorporation to authorize the issuance of up to a total of 5,000,000 shares of preferred stock with such powers, preferences, rights and
              limitations as the board of directors may designate from time to time, and
         3.   To transact any other business which may properly come before the meeting.

      Only stockholders of record at the close of business on April 5, 2002 may vote at this meeting.

      Please sign, date and return the accompanying proxy card in the enclosed envelope as soon as possible, or use the telephone or Internet voting systems described on the proxy card. Any stockholder may revoke their proxy at any time before the vote is taken at the meeting.

                                         By Order of the Board of Directors
                                         St. Mary Land & Exploration Company

                                         /s/ RICHARD C. NORRIS

                                         Richard C. Norris
                                         Secretary
Denver, Colorado
April 12, 2002

                        Proxy Statement Table of Contents

                                                                            Page
                                                                            ----

Employment Agreements and Termination of Employment and Change-in-Control

Annex A: Certificate of Amendment to the Restated Certificate of
    Incorporation..........................................................  20
Annex B: St. Mary Charter of the Audit Committee...........................  23

                     St. Mary Land & Exploration Company
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203
                                 (303) 861-8140

                                 Proxy Statement
                            ------------------------

General

     This proxy statement contains information about the 2002 annual meeting of stockholders of St. Mary Land & Exploration Company to be held in the
Tabor-Stratton Room of the Brown Palace Hotel, 321 Seventeenth Street, Denver,
Colorado on Wednesday, May 22, 2002 at 3:00 p.m. local time. The St. Mary board of directors is using this proxy statement to solicit proxies for use at the annual meeting. In this proxy statement "St. Mary" and "the Company" both refer to St. Mary Land & Exploration Company. This proxy statement and the enclosed proxy card are being mailed to you on or about April 15, 2002.

Purpose of the Annual Meeting

     At the Company's annual meeting, stockholders will vote on:

       o   the election of directors as outlined in the accompanying notice of meeting,

       o   to approve an amendment to the certificate of incorporation to authorize the issuance of up to a total of 5,000,000 shares of preferred stock with such powers, preferences, rights and limitations as the board of directors may designate from time to time, and

       o   on any other business that properly comes before the meeting.

     As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

     Only stockholders of record at the close of business on the record date of
April 5, 2002 are entitled to receive notice of the annual meeting and to vote the shares of St. Mary common stock they held on that date. As of April 5, 2002, there were 27,808,151 shares of St. Mary common stock issued and outstanding.
Holders of St. Mary common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

     If your shares of St. Mary common stock are held by a broker, bank or other nominee (in "street name"), you will receive information from them on how to instruct them to vote your shares.

     If you hold shares of St. Mary common stock in your own name (as a
"stockholder of record"), you may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope, or following the telephone or Internet voting procedures described on the proxy card. The telephone and Intenet voting procedures are designed to ensure that proxies are handled properly under
Delaware law by authenticating votes cast by use of a personal identification number and allowing stockholders to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card.

      A proxy, when properly completed and not revoked, will be voted in accordance with its instructions. If no instructions are given on a properly executed and unrevoked proxy card, the proxy will be voted FOR management's slate of directors and the amendment to the certificate of incorporation to authorize the issuance of preferred stock.

Revoking a Proxy

     You may revoke a proxy before the vote is taken at the meeting by:

       o   submitting a new proxy with a later date either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the meeting,
       o   by voting in person at the meeting, or
       o   by filing a written revocation with St. Mary's corporate secretary.

     Your attendance at the annual meeting will not automatically revoke your proxy.

Quorum and Voting Requirements

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders of one-third of the outstanding shares of common stock are present at the meeting in person or by proxy. Abstentions and broker
"non-votes" count as present for establishing a quorum. A broker non-vote occurs on a matter when a broker is not permitted to vote on that matter without instruction from the beneficial owner of the shares and no instruction is given.
Shares held by St. Mary in its treasury are not entitled to vote and do not count toward a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

     The affirmative vote of a majority of shares entitled to vote at the meeting will be required to amend the certificate of incorporation to authorize the issuance of up to a total of 5,000,000 shares of preferred stock with such powers, preferences, rights and limitations as the board of directors may designate from time to time. If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to elect the directors and to decide any other matter which may properly be submitted to a vote at the meeting. Accordingly, any shares present but not voted, including abstentions and broker non-votes, will have the same effect as shares voted against approval.

Payment of Proxy Solicitation Costs

     St. Mary will pay all costs of soliciting proxies. The solicitation will be made by mail. In addition to mailing proxy solicitation material, St. Mary officers, directors and employees may also solicit proxies in person, by telephone, or by other electronic means of communication. St. Mary will ask banks, brokers, other institutions, nominees, and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies.
St. Mary will reimburse them for expenses.

                              ELECTION OF DIRECTORS

     All directors of the Company are elected annually. At this meeting, nine directors are to be elected to serve for one year or until their successors are elected and qualified. The Company's nominees for these directorships are identified below, all but one of whom are currently serving in that capacity.

     The board of directors as a whole acts as the nominating committee, selecting the director nominees. The board performed its nominating committee functions during the course of regular meetings of the full board of directors in early 2002. They will consider suggestions by stockholders of possible future nominees. Such suggestions should be delivered on or before November 1 in any year before the next annual meeting. In addition, St. Mary's by-laws permit stockholders to nominate directors for election at an annual meeting, provided that advance written notice of the nomination containing the information required under the by-laws is received by the Secretary of St. Mary not less than 75 days nor more than 105 days before the first anniversary date of the immediately preceding annual meeting. Accordingly, proper notice of a stockholder nomination for election as director at the 2003 annual meeting must be received by St. Mary between February 6, 2003 and March 8, 2003.

     The proxies will be voted in favor of the nominees unless a contrary specification is made in the proxy voting instructions by the stockholder. All nominees have consented to serve as directors of the Company if elected.
However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for a substitute who will be designated by the board of directors.

     The board of directors recommends voting "For" electing the nominees.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated the principal occupation of each nominee has been the same for the past five years.
                                                                                                 Director
                                                                                      Age          Since
-------------------------------------------------------------------------------- ------------- ------------
  Thomas  E.  Congdon   has served   the  Company  as an  officer  and  director       75          1966
  since  1966,  including  service as  its President and Chief Executive Officer
  for  more   than  25  years.  Mr. Congdon  is  also  a  director,  officer  or
  general   partner  of a number of family corporations and  partnerships  which produce iron ore and agricultural products,  manage  marketable securities and own and operate developed real estate.
-------------------------------------------------------------------------------- ------------- ------------
  Mark  A.  Hellerstein  joined  the  Company  in  September 1991  and served as       49          1992
  Executive  Vice  President  and Chief  Financial  Officer  until May 1992,  at which  time  he  was  elected  President  and  a director of the Company.  Mr.
  Hellerstein  was elected Chief  Executive Officer of the  Company in May 1995.
  He also  served as Chairman of the Board of Summo Minerals, a  publicly traded copper mining company, from 1995 to 1998.
-------------------------------------------------------------------------------- ------------- ------------
 Ronald D. Boone has  served the  Company as  Executive  Vice  President  since       54          1996
  1990,  as Chief Operating  Officer since 1992 and as a director of the Company since 1996.
-------------------------------------------------------------------------------- ------------- ------------
  Barbara M. Baumann is currently Executive Vice President of Associated  Energy      46            -
  Managers  LLC, an  investment manager and  general partner of a private equity energy fund. She has held  that position since  2001. Ms. Baumann was employed for  the prior  eighteen  years by BP Amoco, most recently  as the  Commercial
  Operations Manager of the Western Business Unit.
-------------------------------------------------------------------------------- ------------- ------------
  Larry W. Bickle is currently Managing Director of Haddington Ventures, L.L.C.,       56          1995
  a  private  company that invests in midstream  energy companies and assets. He has held that  position since June 1997. He  is also a Director of  Unisource,
  Inc.,  the holding  company for Tucson  Electric. He was the  founder  and was
  Chairman and Chief  Executive Officer of TPC  Corporation, a NYSE gas storage, transportation and marketing company from 1984 to May 1997.
-------------------------------------------------------------------------------- ------------- ------------
  William  J. Gardiner  was  appointed  to  serve  on the  board of directors in       48          1999
  December  1999, following  St. Mary's  acquisition of  King Ranch Energy.  Mr.
  Gardiner is currently Vice President - Chief Financial  Officer of King Ranch,
  Inc.  Before his  employment  with King  Ranch in 1996,  Mr.  Gardiner  served as  Executive  Vice  President  and  Chief  Financial Officer of CRSS, Inc., a
  publicly  traded  independent  power  producer.  He  was employed  by CRSS for approximately 20 years.
-------------------------------------------------------------------------------- ------------- ------------
  Robert  L. Nance  has since  1969  served as  President  and  Chief  Executive       65          1999
  Officer of Nance Petroleum Corporation, a wholly owned  subsidiary of St. Mary since June 1999. He was  appointed  to the board in November  1999.  Mr. Nance also  serves on  the boards of  MDU Resources Group, Inc. and First Interstate
  BancSystem, Inc.
-------------------------------------------------------------------------------- ------------- ------------

-------------------------------------------------------------------------------- ------------- ------------
  Arend J.  Sandbulte  has served as a director of the Company  since 1989. From       68          1989
  1964 to 1996, he was employed  by ALLETE,  Inc.  (formerly  Minnesota  Power), a  publicly-held  diversified  services company  (including  electric  utility services),  most recently as  its Chairman of  the Board,  President and Chief
  Executive  Officer,  and continues  as a director of  this company, a position to which he was first elected in 1983.
-------------------------------------------------------------------------------- ------------- ------------
  John  M. Seidl  currently  serves  as an  Executive of the  Gordon  and  Betty       63          1994
  Moore Foundation  headquartered in San Francisco, CA and  Chairman of Language
  Line Services  Inc. of  Monterey, California, a company involved in  real-time
  telephone   language  translation   and  interpration   headquartered  in  San
  Francisco.  Mr. Seidl  has  been  a  director  of  IOMEGA  Corporation, a NYSE company,  since 1999. Mr. Seidl was also  Chairman  of  CellNet  Data  Systems from  1994  through May  1999.  In August 2000  CellNet  Data  Systems filed a voluntary  petition under Chapter  11  of  the  U.S.  Bankruptcy  Code as part of  an acquisition of its assets.
-------------------------------------------------------------------------------- ------------- ------------

                          BOARD AND COMMITTEE MEETINGS

     The full board of directors met six times during 2001. No director attended less than 75% of the board and committee meetings held during the director's tenure on the board and its committees.

     The board has an audit, business plan, compensation and executive committee. The following table sets forth the members of each committee and the number of meetings held in 2001:

------------------------ ---------------- ---------------- ---------------- ----------------
Name                           Audit       Business Plan     Compensation      Executive
------------------------ ---------------- ---------------- ---------------- ----------------
Larry W. Bickle                 X                                 X
------------------------ ---------------- ---------------- ---------------- ----------------
Ronald D. Boone
------------------------ ---------------- ---------------- ---------------- ----------------
Thomas E. Congdon                                X                                 X
------------------------ ---------------- ---------------- ---------------- ----------------
David C. Dudley**                                X                                 X
------------------------ ---------------- ---------------- ---------------- ----------------
William J. Gardiner                                               X
------------------------ ---------------- ---------------- ---------------- ----------------
Mark A. Hellerstein                              X                                 X
------------------------ ---------------- ---------------- ---------------- ----------------
Jack Hunt**                                      X                                 X
------------------------ ---------------- ---------------- ---------------- ----------------
Robert L. Nance
------------------------ ---------------- ---------------- ---------------- ----------------
Arend J. Sandbulte              X                X*               X*               X
------------------------ ---------------- ---------------- ---------------- ----------------
John M. Seidl                   X*
------------------------ ---------------- ---------------- ---------------- ----------------
No. of Meetings in 2001         6                0                2                3
------------------------ ----------------- --------------- ---------------- ----------------

*  Chairperson
** Mr. Dudley and Mr. Hunt have decided to not stand for re-election to the board of directors.

     The audit committee assists the board in fulfilling its responsibilities for financial reporting by the Company. The audit committee recommends the engagement and discharge of independent auditors, reviews the quarterly financial results and directs and supervises special investigations when necessary. The committee reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, considers the range of audit fees, and reviews the scope and adequacy of St.

Mary's system of internal accounting controls. See the "Audit Committee Report"
contained in this proxy statement.

     The business plan committee reviews and reports to the board on St. Mary's long range financial planning, capital structure, capital expenditures and risk management.

     The compensation committee's primary function is to oversee the administration of the Company's employee benefit plans and to establish the
Company's compensation policies. The compensation committee recommends to the board the compensation arrangements for senior management and directors, adoption of compensation plans in which officers and directors are eligible to participate, and the granting of stock options or other benefits under compensation plans. See the "Report of Compensation Committee on Executive
Compensation" contained in this proxy statement.

     The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors. In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors.

     Other than the following arrangements for Jack Hunt, a current director who has decided to not stand for re-election to the board of directors, and William
J. Gardiner, there are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.
Under the merger agreement for the acquisition by St. Mary of King Ranch Energy,
Inc. which was completed in December 1999, St. Mary agreed to:

       o   appoint Mr. Hunt and Mr. Gardiner to the board of directors, and

       o   until March 31, 2001 use reasonable efforts at the time of each annual meeting of stockholders to cause Mr. Hunt and Mr. Gardiner to be elected to the board of directors. With the expiration of this agreement, Mr. Hunt has decided not to stand for re-election.

                              DIRECTOR COMPENSATION

        Employee directors do not receive additional compensation for serving on the board of directors or any committee. Each non-employee director receives
1,200 shares of St. Mary common stock per year for serving as a director and is paid $750 for each meeting attended. Non-employee directors serving on a committee are paid $600 for each committee meeting attended and $375 for telephonic meetings. Directors are reimbursed for expenses incurred in attending board and committee meetings.

       Members of the board of directors also participate in the Company's Stock
Option Plan. Non-employee directors currently receive a total number of options each year equal to the average number of options granted to the two most senior employees of the Company divided by six. These options have an exercise price equal to the fair market value of St. Mary common stock on the date of grant and vest over a three-year period in the same manner as for employee participants, except that the options of a director who retires after five years of service shall become fully vested upon retirement. For 2001, each non-employee director was granted under this arrangement an option to purchase 6,542 shares of St.
Mary common stock at an exercise price of $21.19 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows beneficial ownership of shares of St. Mary common stock as of April 5, 2002 by all beneficial owners as known to the Company, of more than 5% of the outstanding shares of St. Mary common stock and by each director and director nominee, each of the executive officers named in the
Summary Compensation Table, and all directors, director nominees and executive officers as a group.

--------------------------------------------- --------------- --------------- --------------- ---------------
                                                   Shares
                                                beneficially      Options
                                                   owned        exercisable    Total shares       Percent
                                                  excluding       within       beneficially     beneficially
Name and Address of Beneficial Owner               options        60 days        owned(1)          owned
--------------------------------------------- --------------- --------------- --------------- ---------------
  Stockholders Owning More Than 5%
-------------------------------------------------------------------------------------------------------------
Artesian Partners Limited Partnership              1,565,521           -           1,565,521         5.6%
1000 North Water Street  #1770
Milwaukee, WI  53202
--------------------------------------------- --------------- --------------- --------------- ---------------
Name and Position of Beneficial Owner
  Directors and Executive Officers
-------------------------------------------------------------------------------------------------------------
Barbara M. Baumann, Director Nominee                   -               -               -               -
--------------------------------------------- --------------- --------------- --------------- ---------------
Larry W. Bickle, Director                             25,200          18,914          44,114        < .1%
--------------------------------------------- --------------- --------------- --------------- ---------------
David C. Dudley, Director                       (2)  177,842          23,238         201,080          .7%
--------------------------------------------- --------------- --------------- --------------- ---------------
William J. Gardiner, Director                          3,600           6,518          10,118        < .1%
--------------------------------------------- --------------- --------------- --------------- ---------------
Jack Hunt, Director                                    3,600           6,518          10,118        < .1%
--------------------------------------------- --------------- --------------- --------------- ---------------
Arend J. Sandbulte, Director                    (3)   21,166          18,914          40,080          .1%
--------------------------------------------- --------------- --------------- --------------- ---------------
John M. Seidl, Director                                5,600          21,126          26,726          .1%
--------------------------------------------- --------------- --------------- --------------- ---------------
Robert L. Nance, Director                        (4) 341,069          28,318         369,387         1.3%
--------------------------------------------- --------------- --------------- --------------- ---------------
Thomas E. Congdon, Chairman and Director         (5) 171,815          50,733         222,548          .8%
--------------------------------------------- --------------- --------------- --------------- ---------------
Mark A. Hellerstein, President, Chief                 33,710          68,959         102,669          .4%
   Executive Officer and Director
--------------------------------------------- --------------- --------------- --------------- ---------------
Ronald D. Boone, Executive Vice President,            10,565          75,578          86,143          .3%
   Chief Operating Officer and Director
--------------------------------------------- --------------- --------------- --------------- ---------------
Richard C. Norris, Vice President - Finance,          18,717          42,857          61,574          .2%
   Secretary and Treasurer
--------------------------------------------- --------------- --------------- --------------- ---------------
Milam Randolph Pharo, Vice President - Land            1,696          33,509          35,205          .1%
   and Legal
--------------------------------------------- --------------- --------------- --------------- ---------------
Douglas W. York, Vice President -                      4,573          24,570          29,143          .1%
   Acquisitions and Engineering
--------------------------------------------- --------------- --------------- --------------- ---------------
All executive officers and directors as a            882,438         448,126       1,330,564         4.8%
   group (15 persons including those named
   above)
--------------------------------------------- --------------- --------------- --------------- ---------------

(1)    According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of
       April 5, 2002 through the exercise of any stock option or other right.
(2)    Includes 134,232 shares which represents 10.4% of the total number of shares of common stock owned by Greenhouse Associates LLC, in which Mr.
       Dudley and his minor children are members, and 6,000 shares held by his spouse.
 (3)   Includes 800 shares held of record by the spouse of Arend J. Sandbulte as to which he may be deemed to be the beneficial owner.
 (4)   Includes 2,000 shares held of record by Ronan, Inc., a corporation controlled by Robert L. Nance, and 69,100 shares held of record by the spouse of Mr. Nance.
 (5)   Includes 24,410 shares held of record by the spouse of Thomas E. Congdon as to which he may be deemed to be the beneficial owner. Thomas E.
       Congdon and members of his extended family own approximately 18 percent of the outstanding common stock of the Company. While no formal or informal arrangements exist, these extended family members may be inclined to act in concert with Mr. Congdon on matters related to control of the Company or the approval of a significant transaction.

AUDIT COMMITTEE REPORT

         The audit committee of the board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined by the Nasdaq listing standards. The audit committee operates under a written charter approved by the board of directors. A copy of the charter is attached to this Proxy Statement as Annex B.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the audit committee met with management and the independent accountants to review and discuss the December
31, 2001 financial statements. The audit committee, also discussed with the independent accountants the matters required by Statement on Auditing Standards
No. 61, Communication with audit committees.

         The audit committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1,
Independence Discussions with Audit Committees, and the audit committee discussed with the independent accountants that firm's independence. The Company paid the following fees to the independent accountants for the audit of the consolidated financial statements and for other services provided in the year ended December 31, 2001.

         Audit Related Fees..........................$ 90,000
         Financial Information Systems Design and
           Implementation Fees.......................       -
         All Other Fees..............................  19,095
                                                      -------
         Total Fees..................................$109,095

         Fees for services other than the annual audit were primarily related to the audit and review of St. Mary's benefit plans. The audit committee has concluded that the provision of these non-audit services is compatible with maintaining the accountants' independence.

         Based upon the audit committee's discussions with management and the independent accountants, and the audit committee's review of the representations of management and the independent accountants, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended
December 31, 2001 filed with the SEC.

                                           THE AUDIT COMMITTEE

                                           John M. Seidl, Chairman
                                           Larry W. Bickle
                                           Arend J. Sandbulte
April 5, 2002

EXECUTIVE COMPENSATION

       In addition to salaries, the Company has granted stock options to executive management and selected other personnel. These individuals also participate with other members of management in a net profits interest bonus plan and with selected other employees in the prior stock appreciation rights
("SARs") plan. All employees are eligible to participate in the Company's cash bonus plan. See the "Report of the Compensation Committee on Executive
Compensation" beginning on page 11 of this proxy statement.

     The following table sets forth the annual and long term compensation received during each of the Company's last three years by the Chief Executive
Officer of the Company and by the four other highest compensated executive officers of the Company during 2001.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------
                                                                                 Long-Term
                                                    Annual Compensation         Compensation
                                                                                   Awards
                                           ----------------------------------- --------------
                                                                   Other annual                  All other
  Name and                                                         Compensation   Options/     compensation
  principal position                Year    Salary($)     Bonus      ($) (1)      SARs (#)       ($) (2)
-------------------------------- --------- ----------- ----------- ----------- -------------- --------------

  Mark A. Hellerstein               2001     $291,667    $   -       $798,586         21,766        $13,939
    President and Chief             2000      277,333      80,427     133,741         24,791         20,613
    Executive Officer               1999      263,667     131,835     181,752         26,874         19,444
-------------------------------- --------- ----------- ----------- ----------- -------------- --------------

  Ronald D. Boone                   2001      233,667        -        670,028         17,486         10,550
    Executive Vice President        2000      222,000      64,380     120,446         19,833         15,424
    and Chief Operating Officer     1999      211,000     105,500     154,606         21,520         14,506
-------------------------------- --------- ----------- ----------- ----------- -------------- --------------

  Richard C. Norris                 2001      135,500        -        252,799          5,146          8,718
    Vice President - Finance,       2000      129,833      28,600      48,627         11,412          8,290
    Secretary and Treasurer         1999      122,208      51,300      52,143         12,694          7,682
-------------------------------- --------- ----------- ----------- ----------- -------------- --------------

  Milam Randolph Pharo              2001      139,993       5,000     174,219          5,350          7,375
    Vice President - Land and       2000      133,167      35,000       9,690         11,754          7,371
    Legal                           1999      127,000      47,625      31,250         12,990          7,017
-------------------------------- --------- ----------- ----------- ----------- -------------- --------------

  Douglas W. York                   2001      145,000        -        151,706         11,436          7,469
    Vice President -Acquisitions    2000      134,667      52,000       6,598         11,968          7,380
    and Engineering                 1999      120,083      60,042      66,000         13,090          7,555
-------------------------------- --------- ----------- ----------- ----------- -------------- --------------

------------

(1)  Amounts consist of payments under the Net Profits Interest Bonus Plan.
     Amounts paid for 2001 were higher due to payouts from six new net profit pools granted in prior years, including the pool reflecting the significant acquisitions in 1999. See "Report of the Compensation Committee on
     Executive Compensation" for a description of this plan.

(2)  Amounts consist of the Company's contribution to the 401(k) Savings Plan, holiday bonus and other miscellaneous cash payments.

     Stock options granted to the Company's five highest compensated executive officers during 2001 are set forth in the following two tables.

                               2001 OPTION GRANTS

---------------------------------------------------------------------------------------------------------------------
                                   Individual Grants
---------------------------------------------------------------------------------------

                                                                                          Potential realizable value
                                           Percent of                                     at assumed annual rates of
                                              total                                        stock price appreciation
                                         options granted                                         for option term
                           Number of       to employees    Exercise price   Expiration  -----------------------------
          NAME         Options Granted       in 2001          per share        date           5%            10%
--------------------- ----------------- ----------------- ---------------- ------------ -------------- --------------
Mark A. Hellerstein          10,883 (1)        3.0%           $15.93         09/30/11       $109,029      $ 276,301
                             10,883 (2)        3.0%           $21.19         12/31/11        145,030        367,534
--------------------- ----------------- ----------------- ---------------- ------------ -------------- --------------
Ronald D. Boone               8,743 (1)        2.4%           $15.93         09/30/11         87,590        221,970
                              8,743 (2)        2.4%           $21.19         12/31/11        116,512        295,263
--------------------- ----------------- ----------------- ---------------- ------------ -------------- --------------
Richard C. Norris             2,573 (1)        .70%           $15.93         09/30/11         25,777         65,324
                              2,573 (2)        .70%           $21.19         12/31/11         34,289         86,894
--------------------- ----------------- ----------------- ---------------- ------------ -------------- --------------
Milam Randolph Pharo          2,675 (1)        .70%           $15.93         09/30/11         26,799         67,914
                              2,675 (2)        .70%           $21.19         12/31/11         35,648         90,339
--------------------- ----------------- ----------------- ---------------- ------------ -------------- --------------
Douglas W. York               5,718 (1)        1.6%           $15.93         09/30/11         57,285        145,170
                              5,718 (2)        1.6%           $21.19         12/31/11         76,200        193,105
--------------------- ----------------- ----------------- ---------------- ------------ -------------- --------------
------------

   (1) Stock options granted effective September 30, 2001 pursuant to the
       Company's Stock Option Plan as described on page 11 of this proxy statement.
   (2) Stock options granted effective December 31, 2001 pursuant to the
       Company's Stock Option Plan as described on page 11 of this proxy statement.

                   AGGREGATED OPTION/SAR EXERCISES IN 2001 AND
                       DECEMBER 31, 2001 OPTION/SAR VALUE

------------------------------------------------------------------------------------------------------------------
                                                             Number of                  Value of unexercised
                                                      unexercised options/SARs               in-the-money
                                                              held at                     options/SARs at
                           Shares                         December 31, 2001             December 31, 2001 (2)
                          acquired       Value     ------------------------------- -------------------------------
   Name                 on exercise   realized (1)   Exercisable    Unexercisable    Exercisable    Unexercisable
--------------------- --------------- ------------ --------------- --------------- --------------- ---------------

Mark A. Hellerstein          45,079     $479,199          66,239          48,939       $ 497,256       $ 151,973
--------------------- --------------- ------------ --------------- --------------- -------------------------------

Ronald D. Boone                -          45,290          73,393          28,413         621,539          81,920
--------------------- --------------- ------------ --------------- --------------- -------------------------------

Richard C. Norris              -          27,043          42,214          12,740         319,014          38,131
--------------------- --------------- ------------ --------------- --------------- -------------------------------

Milam Randolph Pharo           -          25,312          32,841          13,139         266,809          39,188
--------------------- --------------- ------------ --------------- --------------- -------------------------------

Douglas W. York                -          -               23,141          17,835         146,095          51,412
--------------------- --------------- ------------ --------------- --------------- -------------------------------
--------------
   (1) Amounts include final payments in satisfaction of the remaining rights under the discontinued SAR plan, pursuant to the terms of such plan.
   (2) On December 31, 2001, the last reported sales price of St. Mary common stock as quoted on the Nasdaq National Market System was $21.19.

                                       10

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation committee of the board of directors administers St. Mary's executive compensation programs. After consideration of the compensation committee's recommendations, the full board of directors reviews and approves the salaries of all elected officers, including those of the executive officers named in the Summary Compensation Table on page 9. The compensation committee is responsible for all other elements of executive compensation, including cash bonuses, stock options, and the Net Profits Interest Bonus Plan. The compensation committee is also responsible for approving the salaries of all officers, reviewing salary policies for all employees and approving the amount and distribution of payments made under the Cash Bonus Plan. In addition, the compensation committee reviews the performance of the Company's pension and
401(k) plans with the trustees of the plans.

     The goals of the Company's integrated executive compensation programs include the following:

       o Attract and retain talented management personnel.

       o   Encourage management to obtain superior returns for St. Mary's stockholders.

       o Promote preservation of the Company's capital base.

Salaries

     In order to emphasize performance-based incentive compensation, base salaries are targeted to be slightly below the median salary for the industry.
The compensation committee, with the assistance of external consultants, determines the salary ranges for various positions based on survey data from the
Company's industry peer group. The compensation committee then reviews management's recommendations for executive salaries and the performance summaries on which they are based. The compensation committee makes final salary recommendations to the full board based on experience, sustained performance, and comparison to peers inside and outside the Company.

Incentive Compensation

     St. Mary has established three incentive compensation plans, which have the potential to increase annual compensation if the economic performance of the
Company and its employees so warrants. These plans have certain specific objectives.

     1. The Net Profits Interest Bonus Plan is designed to reward the personal contributions made by various management personnel to St. Mary's financial success. Plan participants share in the net profits after payout to St. Mary derived from all oil and gas activity for a calendar year in proportion to their relative weighted salaries during the year. Recognizing that the primary incentive for profitable acquisitions and operations needs to be provided to the most senior of the executive officers, the salaries of the president, the executive vice president and other vice presidents as deemed appropriate by the compensation committee are weighted at 100% and the salaries of all other participants are weighted at two-thirds of actual base salary or less.

                                       11

     2. The Stock Option Plan is intended to reward executive management of St.
Mary for long-term increases in the value of St. Mary's stock. The Stock Option
Plan focuses on appreciation of the market price of St. Mary's stock up to a ten-year period and is designed to encourage management's concern for long-term appreciation of the stockholders' interest. As presently implemented by the board, generally if the average stock appreciation during this period is 15% per year, then the persons granted stock options at the beginning of the period will, at the end of five years, have the opportunity to receive an amount equal to 100% of their base salary at the time the stock option was granted. In addition, an Incentive Stock Option Plan ("ISO Plan") has been established as a companion option plan with the Stock Option Plan. The ISO Plan is an alternative to the above-described Stock Option Plan for an equal number of shares for those employees designated by the board of directors to be granted stock options, with such employees electing at the time of grant whether the options to be granted will be either: a.) non-tax qualified options granted under the above-described
Stock Option Plan, or b.) incentive stock options granted under the ISO Plan.

     3. St. Mary also has established a Cash Bonus Plan. Each year the board of directors evaluates the overall performance of the Company for the year and with the assistance of the compensation committee determines the total cash bonus available to be allocated to employees. The proportional participation of each designee is a function of his or her performance during the year.

Compensation of the Chief Executive Officer

     The compensation of Mark A. Hellerstein, President and Chief Executive
Officer, consisted of the same components and criteria as other executive officers, including base salary, cash bonus, net profits interest bonus and stock options. His base salary is reviewed annually by the committee and is targeted to be slightly below the median salary for comparable companies in the industry with a greater emphasis on incentive compensation tied to Company performance. Mr. Hellerstein's base salary in 2001 increased $5,000 or 2% over
2000. His total cash and net profits interest bonuses increased by approximately
$584,000 in 2001 compared with 2000 as a result of the payout of six new net profit pools granted in prior years. Mr. Hellerstein was not granted any bonus under the cash bonus plan for 2001 since St. Mary fell short on some of its corporate goals. Total reserves grew by 9% and St. Mary replaced 166% of its
2001 production, both measures below targeted levels. In addition the net asset value per share declined in 2001. To further tie compensation to stock price appreciation, Mr. Hellerstein and several other key executives were granted stock options in 2001 using two times the formula as that used for all other employees.

Conclusion

     St. Mary's executive compensation is linked to individual and corporate performance and stock price appreciation. Base salaries are set below the median for the industry so that incentivized compensation can have its intended effect.
The compensation committee plans both to continue the policy of linking executive compensation to individual and corporate performance and returns to stockholders and to provide a cash bonus incentive to key employees which will provide performance motivation independent of the ups and downs of the oil and gas industry's business cycle.
                                              Arend J. Sandbulte, Chairman
                                              Larry W. Bickle
                                              William J. Gardiner
April 5, 2002

                                       12

                                RETIREMENT PLANS

Pension Plan

     The Company's Pension Plan is a qualified, non-contributory defined benefit plan which is available to substantially all employees. This plan was amended in
1994 to conform with the changes required by the Tax Reform Act of 1986 and to reduce the plan formula. The Company also has a supplemental pension plan for certain executive officers to provide for benefits in excess of Internal Revenue
Code limits.

     The qualified plan provides a benefit after 25 years of service equal to
35% of final average compensation, subject to Internal Revenue Code limits.
Final average compensation is the average of the highest 3 consecutive years of the 10 years preceding termination of employment. For each named executive officer, the level of compensation used to determine benefits payable under the qualified pension plan is that officer's average of the base salaries (excluding bonus) shown in the Summary Compensation Table.

     The supplemental plan provides executives hired before 1995, after completing 15 years of service and reaching age 65, a benefit equal to 40% of final average compensation plus 37% of final average compensation integrated with the social security wage base without regard to compensation limitations provided under the qualified plan, less the benefit provided by the qualified plan. For executives hired after 1994, the supplemental benefit is calculated using the formula for the qualified plan without the limitation imposed by
Section 415 of the Internal Revenue Code, less the benefit provided by the qualified plan.

     The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the pension plans for the indicated levels of average annual compensation and years of service.

------------------------ -------------------------- --------------------------
                          Estimated annual pension   Estimated annual pension
                           benefits for executives    benefits for executives
      Base Salary         hired before 1995 with >    hired after 1994 with >
      Remuneration           15 years of service        25 years of service
------------------------ -------------------------- --------------------------
        $100,000                 $ 63,680                    $ 35,000
------------------------ -------------------------- --------------------------
         150,000                  102,180                      52,500
------------------------ -------------------------- --------------------------
         200,000                  140,680                      70,000
------------------------ -------------------------- --------------------------
         250,000                  179,180                      87,500
------------------------  ------------------------- --------------------------
         300,000                  217,680                     105,000
------------------------ -------------------------- --------------------------
         350,000                  256,180                     122,500
------------------------ -------------------------- --------------------------
     As of December 31, 2001, the named executive officers have the following years of credited service:

                    Mark A. Hellerstein             10
                    Ronald D. Boone                 11
                    Richard C. Norris               19
                    Milam Randolph Pharo             6
                    Douglas W. York                  5

                                       13

401(k) Plan

     The Company's 401(k) Profit Sharing Plan is a defined contribution pension plan subject to the Employee Retirement Income Security Act of 1974. The 401(k)
Plan allows eligible employees to contribute up to nine percent of their income on a pre-tax basis through contributions to the 401(k) Plan. The Company matches each employee's contributions up to six percent of the employee's pre-tax income. Company contributions vest over an employee's first five years of employment.

                                PERFORMANCE GRAPH

     The following performance graph compares the cumulative total stockholder return on St. Mary's common stock for the period December 31, 1996 to December
31, 2001 with the cumulative total return of the Standard Industrial
Classification Code for Crude Petroleum and Natural Gas and the Standard &
Poor's 500 Stock Index. The SIC Code for Crude Petroleum and Natural Gas is
1311. The identities of the companies included in the index will be provided upon request.

                             [GRAPH APPEARS HERE]

                            CUMULATIVE TOTAL RETURN*
                  THE COMPANY, S&P 500 AND SIC CODE INDEX

                                           12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
                                           --------  --------  --------  --------  --------  --------

ST. MARY LAND & EXPLORATION COMPANY     100.00    141.63     75.49    101.91    275.97    176.39
SIC CODE INDEX                              100.00    101.36     81.19     99.18    125.99    115.60
S&P 500 INDEX                           100.00    133.36    171.47    207.56    188.66    166.24

Assumes $100 invested on December 31, 1996 in St. Mary Land & Exploration
Company, SIC Code Index for Crude Petroleum and Natural Gas and S&P 500
Stock Index.

*Total return assumes reinvestment of dividends.

                                       14

                    EMPLOYMENT AGREEMENTS AND TERMINATION OF
                  EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     On September 1, 1991, St. Mary entered into an employment agreement with
Mark A. Hellerstein. His current salary is $295,000 per year. Compensation is reviewed annually. Mr. Hellerstein participates in St. Mary's benefit plans and is entitled to bonuses and incentive compensation as determined by the board of directors. The agreement is terminable at any time upon 30 days' notice by either party. Upon termination of the agreement by St. Mary for any reason whatsoever (other than death, disability or misconduct by Mr. Hellerstein), St.
Mary is obligated to continue to pay his compensation, including insurance benefits, for a period of one year.

     St. Mary has established a change in control executive severance policy and entered into change of control severance agreements where officers of St. Mary, including the officers named in the Summary Compensation Table, will receive severance payments in the event a change in control of the Company results in the voluntary or involuntary termination of their employment. The severance payments equal two and one-half years annual base salary depending on the length of time employment continues after the change in control. In addition, all insurance and fringe benefits will be provided for a period of one year.

     A change in control is defined as (i) an acquisition of more than fifty percent of the common stock or assets of the Company in a reorganization, merger or consolidation of the Company or (ii) a change in more than fifty percent of the composition of the board of directors of the Company other than as a result of the election of new members of the board of directors by a vote of the incumbent members of the board of directors or by stockholders of the Company pursuant to the recommendation of the incumbent members of the board of directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a description of transactions entered into between St.
Mary and certain of its officers and directors during the last fiscal year. Some of these transactions will continue in effect and may result in conflicts of interest between St. Mary and these individuals. Although these persons may owe fiduciary duties to St. Mary and its stockholders, we cannot assure you that conflicts of interest will always be resolved in favor of St. Mary.

     As a result of their prior employment with another company with which St.
Mary engaged in a number of transactions, Ronald D. Boone, the Executive Vice
President and Chief Operating Officer and a director of St. Mary, and two other vice presidents of St. Mary own working interests and royalty interests in many of the Company's properties which were earned as part of the prior employer's benefit programs. Those persons have no royalty participation in any new St.
Mary properties.

     Mr. Boone also owns 50% of Princeton Resources Ltd. and has a 33% interest in Baron Oil Corporation, entities which manage oil and gas working and royalty interests which he acquired as a result of his prior employment. Although Mr.
Boone does not manage these corporations, he may participate in any investment decisions made by them. The board of directors has approved Mr. Boone's involvement in Princeton Resources and Baron Oil.

                                       15

     St. Mary's by-laws provide that no director may pursue a business or investment opportunity for himself if he has obtained knowledge of such opportunity through his affiliation with the Company, provided that St. Mary is interested in pursuing such opportunity and is financially or otherwise able to pursue the opportunity. Moreover, no officer or employee of St. Mary may pursue for his own account an oil and gas opportunity unless (a) with respect to an officer of St. Mary, the interest has been approved by the board of directors and (b) with respect to a non-officer of St. Mary, such interest of the employee has been approved by a senior officer of St. Mary with full knowledge of such opportunity. These restrictions do not apply to the acquisition of less than one percent of the publicly traded stock of another company as long as St. Mary is not at that time engaged in any present or pending transaction with the other company.

                          OTHER MATTERS TO BE VOTED ON

Proposal to Amend the Certificate of Incorporation to Authorize the Issuance of
--------------------------------------------------------------------------------
up to a Total of 5,000,000 Shares of Preferred Stock
----------------------------------------------------

     St. Mary's certificate of incorporation currently authorizes St. Mary to issue up to a total of 100,000,000 shares of common stock. There were 27,808,151 shares of common stock outstanding as of March 31, 2002.

     On March 21, 2002, the board of directors approved an amendment to the certificate of incorporation, subject to approval by the stockholders, to authorize the issuance of up to a total of 5,000,000 shares of preferred stock with such powers, preferences, rights and limitations as the board of directors may designate from time to time. The full text of the amendment is contained in the proposed Certificate of Amendment attached to this proxy statement as Annex
A, and the following description is qualified in its entirety by reference thereto.

     While St. Mary has no present intention of issuing shares of preferred stock, the board of directors believes that having shares of preferred stock authorized for issuance under the certificate of incorporation will provide additional financial flexibility from the possible future issuances of preferred stock for use in property acquisitions or for use in raising additional capital.
Any future issuances will remain subject to separate stockholder approval to the extent required under Delaware corporate law and/or the Nasdaq National Market listing standards.

     Although future issuances of preferred stock will be dilutive to existing stockholders with respect to their proportionate ownership of St. Mary, any issuances for cash will be made for fair value, and any issuances for property acquisitions will also be made for fair value.

Description of the Preferred Stock

     The amendment to the certificate of incorporation will authorize the board of directors from time to time to divide the preferred stock into series and to designate for each series its respective rights and preferences, including any of the following:

       o   the rate of dividends and whether dividends are cumulative or have a preference over the common stock in right of payment;

       o   the terms and conditions upon which shares may be redeemed and the redemption price;

                                       16

       o   sinking fund provisions for the redemption of shares;

       o   the amount payable in respect of each share upon a voluntary or involuntary liquidation of St. May;

       o   the terms and conditions upon which shares may be converted into other securities of St. Mary, including common stock;

       o   limitations and restrictions on payment of dividends or other distributions on, or redemptions of, other classes of stock of St.
           Mary junior to such series, including the common stock;

       o   conditions and restrictions on the creation of indebtedness or the issuance of other senior classes of stock;

       o   voting rights; and

       o   the number of shares contained in such series.

     Issuances of preferred stock could be made without further action of the stockholders, unless such action were required by applicable law or the rules of the Nasdaq National Market System or any other stock exchange on which St.
Mary's securities may then be listed or traded. Depending on the rights and preferences designated for any particular series, issuances of preferred stock could have the effect of diluting stockholders' equity, earnings per share and voting rights attributable to the common stock.

Anti-Takeover Effects of the Proposed Amendment

     Although the board of directors has no current intention of doing so, St.
Mary could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The board of directors will make any determination to issue shares of preferred stock based on its judgment at the time as to the best interests of St. Mary and its stockholders. The board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt by which an acquiror may be able to change the composition of the board of directors, including a tender offer or other transaction that some, or a majority, of St. Mary's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock. The board of directors is not aware of any current proposal or effort to acquire control of St. Mary.

     While the proposed amendment may have anti-takeover effects, the board of directors believes that the financial flexibility provided by the amendment outweighs any disadvantages. To the extent that the proposed amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire
St. Mary to negotiate directly with the board of directors, enabling the board of directors to consider any proposed acquisition in a manner that best serves the interests of the stockholders.

     Since the board of directors believes that the proposed amendment to the certificate of incorporation to authorize the issuance of up to a total of
5,000,000 shares of preferred stock with such powers, preferences, rights and limitations as the board of directors may designate from time to time will

                                       17

provide St. Mary with additional financial flexibility, the board of directors recommends that stockholders vote "For" approval of the amendment to the certificate of incorporation.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under U.S. securities laws, directors, executive officers and persons holding more than 10% of St. Mary common stock must report their initial ownership of the common stock and any changes in that ownership in reports which must be filed with the SEC and St. Mary. The SEC has designated specific deadlines for these reports and St. Mary must identify in this proxy statement those persons who did not file these reports when due.

     Based solely on a review of reports filed with the Company, all directors and executive officers timely filed all reports regarding transactions in the
Company's securities required to be filed for 2001 by Section 16(a) under the
Securities Exchange Act of 1934.

                             INDEPENDENT ACCOUNTANTS

     Arthur Andersen LLP has served as St. Mary's independent accountants since
1997, and the representitives of Arthur Andersen LLP who have worked on the St.
Mary audit engagement have significant oil and gas accounting expertise and experience. However, due to the widely reported recent developments concerning
Arthur Andersen LLP, the board of directors has not yet selected the independent public accountants to audit the financial statements of St. Mary for its 2002 fiscal year. As part of its process for selecting the independant public accountants for 2002, the audit committee and the board of directors will closely monitor the current developments concerning Arthur Andersen LLP.

     To the knowledge of management, neither Arthur Andersen LLP nor any of its members has any direct or material indirect financial interest in St. Mary nor any connection with St. Mary in any capacity other than as independent public accountants. A representative of Arthur Andersen LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

                          FUTURE STOCKHOLDER PROPOSALS

     St. Mary must receive any St. Mary stockholder proposal for the annual meeting of stockholders in 2003 before November 1, 2002 for the proposal to be included in the St. Mary proxy statement and form of proxy for that meeting. St.
Mary's by-laws require that advance written notice in proper form of stockholder proposals for matters to be brought before an annual stockholders meeting be received by the Secretary of St. Mary not less than 75 days nor more than 105 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2003 annual meeting must be received by St. Mary between February 6, 2003 and March
8, 2003.

                                       18

                                  OTHER MATTERS

     Management does not know of any other matters to be brought before the annual meeting of stockholders. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

                                            By Order of the Board of Directors

                                            /s/ RICHARD C. NORRIS

                                            Richard C. Norris
                                            Secretary
April 12, 2002

                                       19

                                                                        ANNEX A                                                                                                                             ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

         St. Mary Land & Exploration Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of
Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         1. That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment to the
Certificate of Incorporation of the Corporation, as restated and amended, declaring such amendment to be advisable and calling for a vote of the stockholders of the Corporation on such amendment at the annual meeting of the stockholders of the Corporation on May 22, 2002. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that Article Fourth of the Certificate of
                  Incorporation of the Corporation, as restated and amended, shall be amended in its entirety to read as follows:

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, $.01 par value per share
(the "Preferred Stock"), and (b) 100,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock").

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock that the Corporation shall have authority to issue are as follows:

                                 PREFERRED STOCK

         i.  Issuance.  The Preferred Stock may be issued from time to time in
             --------
one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed
5,000,000 shares.

         ii. Authority of the Board of Directors to Authorize Series. Authority
             -------------------------------------------------------
is hereby vested in the Board of Directors to authorize the issuance from time to time of one or more series of Preferred Stock, and in connection with the creation of such series to fix by resolution or resolutions providing for the issuance of shares thereof the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of such series in respect of the matters set forth as follows:

                  (1) The maximum number of shares to constitute such series and the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                                       20

                  (2) The dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

                  (3) Whether the shares of such series shall be subject to
         redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

                  (4) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                  (5)  The rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

                  (6) Whether or not the shares of such series shall be
         convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same and any other terms or conditions of conversion or exchange;

                  (7) The limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the
         Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

                  (8) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation, dissolution or winding up;

                  (9) Whether the shares of such series shall have voting
         rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and

                  (10) Any other powers, preferences and relative,
         participating, optional or other special rights and any qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article Fourth.

         iii. Shares of Each Series Identical. All shares of any one series of
              -------------------------------
Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative. All series shall rank

                                       21

equally and be identical in all respects, except as permitted by the provisions of this Article Fourth.

                                  COMMON STOCK

         All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

         i. Dividends. Subject to the provisions of law and the rights of the
            ---------
Preferred Stock then outstanding having a preference as to dividends over the
Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. When and as dividends are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally in such dividends.

         ii.  Voting Rights.  Each holder of Common Stock shall be entitled to
              -------------
one vote per share held.

         iii. Preferred Stock. The Common Stock is subject to all the powers,
              ---------------
rights, privileges, preferences and priorities of the Preferred Stock as are stated and expressed herein and as shall be stated and expressed in any resolution or resolutions of the Board of Directors pursuant to the authority expressly granted to and vested in it by the provisions of this Article Fourth.

         iv. Liquidation. In the event of any liquidation, dissolution or
             -----------
winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of any preferential amounts to which they shall respectively be entitled as stated and expressed in any resolution or resolutions of the Board of Directors pursuant to the authority expressly granted to and vested in it by the provisions of this Article Fourth, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the
Corporation available for distribution to its stockholders.

                                       22
                                                                                                                                ANNEX B
                                                                         ANNEX B

                     St. Mary Land & Exploration Company

            Charter of the Audit Committee of the Board of Directors

I.  Audit Committee Purpose

         The Audit Committee is appointed by the board of directors to assist the board in fulfilling its oversight responsibilities. The Audit
         Committee's primary duties and responsibilities, as delegated by the board of directors, are to:

         o    Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal and regulatory compliance. The Audit Committee will recommend to the board of directors when corrective action is necessary.

         o    Monitor the independence and performance of the Company's
              independent auditors.

         o    Provide an avenue of communication among the independent auditors, management, and the board of directors.

         o Report regularly to the board of directors.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The
         Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary to advise the Committee in the performance of its duties.

II. Audit Committee Composition and Meetings

         Audit Committee members shall meet the independence and financial literacy requirements of the Nasdaq National Market listing standards.
         The Audit Committee shall be comprised of at least three directors as determined by the board, each of whom shall be an independent nonexecutive director without any relationship which, in the opinion of the board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have experience or background in finance or accounting which results in that member's financial sophistication.

         Audit Committee members shall be appointed by the board. If an audit committee Chair is not designated or present, the members of the
         Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall approve an agenda in advance of each meeting. As circumstances dictate but at least twice annually, the Committee should meet privately in executive session with management, the independent auditors, and as a committee to discuss any matters that the Committee or any of these groups believe should be discussed. In addition, the Committee should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' review procedures.

                                       23

III. Audit Committee Responsibilities and Duties

         Review Procedures
         -----------------

         1.   Review and reassess the adequacy of this Charter at least
              annually. Submit the Charter to the board of directors for approval and include the document in the proxy statement for the election of directors at least once every three years in
              accordance with SEC regulations.

         2.   Review the Company's annual audited financial statements prior to filing with the SEC. Review should include discussion with management and independent auditors of significant issues
              regarding accounting principles, practices, and judgments.

         3.   In  consultation  with management  and  the  independent auditors, consider  the  integrity  of  the  Company's  financial  reporting processes  and internal  accounting controls. Discuss  significant financial  risk  exposures and  the steps management  has taken to monitor,  control, and  report such  exposures. Review significant findings  prepared  by  the  independent  auditors, including  the status  of  previous  recommendations, together  with management's responses.

         4.   Review with financial management and the independent auditors the
              Company's quarterly financial results prior to the release of earnings. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors to the Committee in accordance with
              Statement of Auditing Standards ("SAS") No. 61, Communication with
              Audit Committees, as amended (see item 9).

         Independent Auditors
         --------------------

         5.   The independent auditors are accountable to the Audit Committee and the board of directors. The Audit Committee shall review and evaluate the independence and performance of the auditors and annually recommend to the board of directors the appointment of the independent auditors or approve any replacement of auditors when circumstances warrant.

         6.   Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for
              significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

         7.   On  at  least an annual  basis, the  Committee  should  review and discuss with  the independent auditors  the auditors' independence and all significant services  performed for and relationships they
              have   with  the  Company   that  could  bear   on  the  auditors'
              independence, and  ensure that the Committee has received from the
              auditors   the  formal    written   statement    delineating   all
              relationships  between the auditor  and the Company and the letter confirming  that in the auditors'  professional judgment  they are independent of the Company, as required  by Independence Standards
              Board   Standard  No.  1,  Independence  Discussions   with  Audit
              Committees. The  Committee shall take, or recommend that the board of directors take, appropriate  action to oversee the independence of the auditors.

         8.   Review the independent auditors' engagement letter a nd audit plan
              - discuss scope, staffing, locations, reliance upon management, and general audit approach.

         9.   Prior to releasing  year-end  earnings, discuss the results of the audit with the independent auditors.  Discuss the matters required to be communicated by auditors  to audit committees in  accordance with SAS No. 61.

         10.  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                                       24

         Legal Compliance
         ----------------

         11.  On at least an annual basis, review with the Company's general counsel any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

         Other Audit Committee Responsibilities
         --------------------------------------

         12.  Based on the review and discussion of the audited financial statements with management and the discussion with the independent auditors of the matters required to be discussed by SAS No. 61 and the independent auditors' independence, recommend to the board of directors whether the audited financial statements should be included in the Company's Annual R eport on Form 10-K for filing with the SEC. Prepare the report required by SEC rules to be included in the Company's annual proxy statement.

         13.  Perform any other activities consistent with this Charter, the
              Company's by-laws, and governing law, as the Committee or the
              Board deems necessary or appropriate.

         14.  Maintain minutes of meetings and  periodically report to the board of  directors on significant results of the  foregoing activities.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. That is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, or to ensure compliance with laws and regulations.

                                       25

PROXY                 ST. MARY LAND & EXPLORATION COMPANY              PROXY
                         1776 Lincoln Street, Suite 1100
                             Denver, Colorado 80203

            This Proxy is Solicited on Behalf of the Board of Directors
            For  the  Annual Meeting  of Stockholders  on May  22, 2002

     The undersigned hereby appoints Mark A. Hellerstein and Richard C. Norris, or either of them, each with the power to appoint his substitute, as proxies for the undersigned to vote all shares of St. Mary Land & Exploration Company common stock which the undersigned is entitled to vote at the Annual Meeting of
Stockholders to be held on May 22, 2002, and at any reconvened meeting after any adjournment thereof, as directed on the matters referred to below and at their discretion on any other matters that may properly be presented at the meeting.

ITEM 1                                                                          ITEM 2
ELECTION OF DIRECTORS.                FOR all nominees listed             AMENDMENT   TO   CERTIFICATE  OF      FOR
Management   has  nominated  the     (except as marked to the contrary below)   INCORPORATION    TO    AUTHORIZE
following nine  persons to stand                                                THE  ISSUANCE  OF  UP TO A TOTAL      AGAINST
for  election as  directors. The      WITHHOLD authority to vote for      OF 5,000,000 SHARES OF PREFERRED
St.  Mary  board  of   directors     all nominees listed                        STOCK.                                ABSTAIN
recommends a  vote "For"  all of
the nominees. As of the date  of     INSTRUCTIONS:  Mark   only   one  box.     The proposal to amend St. Mary's
the accompanying proxy statement     To  withold authority  to vote for any     certificate  of incorporation to
no  one  has  been nominated  to     individual    nominee,   write    that     authorize the issuance of up  to
serve as director other than the     nominee's name in the following space:     a total  of 5,000,000  shares of
nominees      by     management.                                                preferred stock with such powers,
                                     --------------------------------------     preferences,     rights      and
01 Larry W. Bickle                                                              limitations   as  the  board  of
02 Barbara M. Baumann                                                           directors  may   designate  from
03 Ronald D. Boone                                                              time to time.
04 Thomas E. Congdon
05 William J. Gardiner
06 Mark A. Hellerstein
07 Robert L. Nance
08 Arend J. Sandbulte
09 John M. Seidl

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder.
If this proxy is properly executed but no voting direction is given, this proxy will be voted "FOR" all director nominees listed on this proxy and the amendment to the certificate of incorporation to authorize the issuance of up to a total of 5,000,000 shares of preferred stock.
     This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting. As of the date of the accompanying proxy statement, St. Mary management did not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of St. Mary management.

                                    Please  sign  exactly  as your name  appears
                                    below.   When   shares  are  held  by  joint
                                    tenants,  both should sign.  When signing as
                                    attorney, executor,  administrator,  trustee
                                    or guardian, please give full title as such.
                                    If  a  corporation,   please  sign  in  full
                                    corporate  name by the  president  or  other
                                    authorized  officer.  If  a  partnership  or
                                    limited  liability  company,  please sign in
                                    such name  by an  authorized  person. Please
                                    complete, date and sign this  proxy card and
                                    return   it  promptly  in  the  accompanying
                                    envelope.

                                           Dated:                    , 2002
                                                 --------------------

                                           --------------------------------
                                           Signature

                                           --------------------------------
                                           Signature (if held jointly)

Your telephone or Internet vote  authorizes the named proxies in the same manner as if you  marked,  signed  and dated your  proxy  card and  returned  it in the envelope provided.  The telephone and Internet voting procedures are designed to ensure that proxies are handled  properly under  Delaware law by  authenticating votes cast by use of a PIN and allowing  you to confirm  that your  instructions have been properly recorded.

TO VOTE USING THE  TELEPHONE:  Call toll free  1-800-816-8908  from a touch tone telephone.  There is NO CHARGE for this call. Enter your 14 digit CONTROL NUMBER and 5 digit PIN NUMBER  located at the bottom of this proxy and then  listen for voting instructions.

INTERNET    VOTING    INSTRUCTIONS:     Go    the    the    following    website
www.computershare.com/us/proxy  - Enter your 14 digit CONTROL NUMBER and 5 digit
------------------------------
PIN  NUMBER  located  at the  bottom of this  proxy and then  follow  the voting instructions on the screen. If you vote by telephone or the internet,  please DO
NOT mail back this proxy card.

----------------  -----------------
 CONTROL NUMBER      PIN NUMBER

----------------  -----------------